SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  January 28, 1998


                                PLAYTEX PRODUCTS, INC.
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                  (Exact name of registrant as specified in charter)



     Delaware                      33-25485-01                  51-0312772
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     (State or other               (Commission              (IRS Employer
     jurisdiction of               File Number)             Identification No.)
     incorporation)




     300 Nyala Farms Road, Westport, CT                                 06880
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     (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (203) 341-4000
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                                    N/A
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            (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

          On January 28, 1998, pursuant to a merger agreement (as amended, the "Merger Agreement"), dated as of December 22, 1997, among Playtex Products, Inc., a Delaware corporation (the "Company"), PCG Acquisition Corp., a wholly-owned subsidiary of the Company and a Delaware corporation (the "Subsidiary"), J.W. Childs Equity Partners L.P., a Delaware limited partnership (the "Principal Stockholder") and Personal Care Holdings, Inc., a Delaware corporation ("PCH"), PCH merged with and into Subsidiary and became a wholly owned subsidiary of the Company. PCH, the Principal Stockholder and the other holders of Common Stock, and options to acquire Common Stock, of PCH (the "Sellers") received an aggregate of $91 million in cash and 9,257,345 shares of Company stock. The consideration paid to Sellers was determined by negotiations among the parties and was based on the value of the business of PCH on an ongoing basis. The cash portion of the merger consolidation was obtained through the Company's existing credit facilities which were amended in connection with the acquisition.

          John W. Childs, an affiliate at the Principal Stockholder, is also an officer of the financial advisor to certain funds affiliated with Thomas H. Lee, a director of the Company.

          Personal Care Group, Inc., the principle subsidiary of PCH, owns, manufactures and distributes a broad range of consumer product brands throughout the United States and abroad. Personal Care Group, Inc. is headquartered in


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Montvale, New Jersey, with its principal manufacturing facilities in Sidney,
Ohio. The Company presently plans to continue operating the acquired manufacturing facilities and equipment acquired in the merger in substantially the same manner in which they were used immediately prior to the merger.

          A copy of the press release announcing the merger is attached hereto as Exhibit 99.1.

Item. 7.  Financial Statements, Pro Forma Financial Information and Exhibits:

          (a)  Financial Statements of Businesses Acquired.

          It is impracticable to provide the financial statements at this time. The required financial statements will be filed as an amendment to this Form 8-K as soon as they become available, but in no event later than 60 days after the date that this initial report on Form 8-K must be filed.

          (b)  Pro Form Financial Information.

          It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as it becomes available, but in no event later than 60 days after the date that this initial report on Form 8-K must be filed.

          (c)  Exhibits.

                2.1 - Merger Agreement, dated as of December 22, 1997, among Playtex Products, Inc., PCG Acquisition Corp., J.W. Childs Equity Partners L.P. and Personal Care Holdings, Inc.

                2.2 - Registration Rights Agreement, dated as of January 28, 1998 among Playtex Products, Inc. and J.W. Childs Equity Partners, L.P.

                2.3 - Stockholders Agreement, dated as of January 28, 1998, between Playtex Products, Inc. and J.W. Childs Equity Partners, L.P. and the other persons set forth on Schedule A thereto.



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                                                                               4


                99.1  -  Press Release of Playtex Products, Inc., dated January
                         29, 1998.

               *99.2  -  Financial Statements of PCH.

               *99.3  -  Pro Forma financial information with respect to
                         the Registrant's acquisition of PCH.





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*  To be filed by amendment.





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                                      Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 12, 1998

                               PLAYTEX PRODUCTS, INC.


                               By: /s/ Michael F. Goss
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                                   Michael F. Goss
                                   Executive Vice President & Chief
                                   Financial Officer